UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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HOUSTON WIRE & CABLE COMPANY

 (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2018

To Our Stockholders:

The 2018 annual meeting of stockholders of Houston Wire & Cable Company will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 on Tuesday May 8, 2018, at 8:30 a.m., Central Time.  The annual meeting of stockholders is being held for the following purposes:

1.  To elect five directors to serve on the Board of Directors until the 2019 annual meeting of stockholders and until their successors have been elected and qualified (Proposal No. 1);

2.  To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal No. 2);

3.  To approve the Company’s executive compensation on an advisory basis (Proposal No. 3);

4.  To approve the 2017 Stock Plan (Proposal No. 4); and

5.  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 9, 2018 are entitled to vote at the meeting or at any postponement or adjournment thereof.

Please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing, dating and mailing the enclosed proxy card. You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

By Order of the Board of Directors,

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary

March 28, 2018

HOUSTON WIRE & CABLE COMPANY

10201 North Loop East

Houston, Texas 77029

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of Houston Wire & Cable Company (the “Company,” “we” or “us”) for the 2018 annual meeting of stockholders that will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029, on Tuesday, May 8, 2018, at 8:30 a.m., Central Time, and at any postponement or adjournment thereof. We are first mailing notice of availability of this proxy statement and the accompanying proxy card and 2017 annual report to stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2017) on or about March 28, 2018.

ABOUT THE MEETING

What is the purpose of this proxy statement?

This proxy statement provides information regarding matters to be voted on at the 2018 annual meeting of our stockholders. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders. The proxy statement is also the document used by our board to solicit proxies to be used at the 2018 annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting. The board has designated James L. Pokluda III and William H. Sheffield as proxies, who will vote the shares represented by proxies solicited by the board at the annual meeting in accordance with the stockholders’ instructions.

What proposals will be voted on at the annual meeting?

Stockholders will vote on the following proposals at the annual meeting:

●	the election of five directors, each to serve until the next annual meeting and until a successor is duly elected and qualified (Proposal No. 1);

●	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal No. 2);

●	the approval of our executive compensation on an advisory basis (Proposal No. 3);

●	the approval of the Houston Wire & Cable Company 2017 Stock Plan (the “2017 Stock Plan”) (Proposal No. 4); and

●	any other business properly coming before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 9, 2018, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares.

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029, during normal business hours for a period of ten days before the annual meeting and at the annual meeting.

What is the difference between a stockholder of record and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a stockholder of record with respect to those shares.  If this is the case, we have sent or provided the stockholder proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee (also known as held “in street name”), you are considered the “beneficial holder” of the shares, and your brokerage firm, bank or other nominee is the stockholder of record. If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank or other nominee for instructions on how to vote any shares you beneficially own.

 Who can attend the meeting?

All stockholders of record as of March 9, 2018, or their duly appointed proxies, may attend the meeting. If you hold your shares in street name, you will need to bring a copy of a brokerage or other account statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold the annual meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 16,482,383 shares of our common stock were outstanding. Shares covered by proxies received will be considered present at the meeting for purposes of establishing a quorum.

How do I vote?

You may vote in person at the meeting or by proxy by any of the following methods:

●	Telephoning the toll-free number listed on the proxy card;

●	Using the Internet site listed on the proxy card; or

●	Marking, dating, signing and returning the enclosed proxy card.

We recommend that you vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you vote by proxy, your shares will be voted as you direct on the proxy card, by telephone or via the Internet. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person, even if you previously sent in a proxy card or voted by telephone or via the Internet.

If your shares are held in street name, please refer to the information forwarded to you by your broker, bank or other holder of record to see what you must do in order to vote your shares. If you are a street name stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

Can I change my vote after I give my proxy?

You can revoke your proxy, whether it was given by telephone, Internet or mail, before it is voted by:

●	Delivering to our Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy before or at the annual meeting and prior to voting;

●	Delivering a new proxy bearing a later date by telephone, via the Internet or by submitting a duly executed proxy card; or

●	Voting in person at the annual meeting.

The last vote you submit chronologically (by any means) will supersede all prior votes.

The powers of the proxy holders with regard to your shares will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not, by itself, revoke a previously granted proxy.

How many votes are required for the proposals to pass?

Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Directors are elected by a plurality vote, meaning that the five director nominees receiving the greatest numbers of votes will be elected. The approval of a majority of the votes present, in person or by proxy, at the annual meeting and entitled to vote is required to ratify the selection of our independent public accounting firm, to approve our executive compensation and to approve the 2017 Stock Plan.

How are abstentions and broker non-votes treated?

If a stockholder withholds authority to vote on the election of directors, it will have no effect on the vote. If a stockholder abstains from voting on any other proposal, it will have the same effect as a vote against that proposal.

Broker non-votes with respect to any proposal will have no effect on the outcome of the vote on that proposal. A “broker non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, validly submitted proxies will be voted “FOR” the election of all five nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, “FOR” the approval of our executive compensation and “FOR” the approval of the 2017 Stock Plan.

Will anyone contact me concerning this vote?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

What are the board’s recommendations?

The board’s recommendations, together with the description of each proposal, are set forth in this proxy statement. In summary, the board unanimously recommends that you vote:

●	“FOR” the election of each nominee for director (see page 8);

●	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm (see page 31);

●	“FOR” the approval of the compensation of our named executive officers (see page 31); and

●	“FOR” the approval of the 2017 Stock Plan (see page 32).

What happens if additional matters are presented at the annual meeting?

Other than the four proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes. A representative of Schiff Hardin LLP, the Company’s legal counsel, will be the inspector of elections.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock for each stockholder who is known by us to own beneficially more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Nierenberg Investment Management Company, Inc. (1)
19605 NE 8th St.
Camas, WA 98607	1,487,830	9.0%

FMR LLC (2)
245 Summer Street
Boston, MA 02210	1,444,555	8.8%

Royce & Associates, LP (3)
745 Fifth Avenue
New York, NY 10151	1,208,781	7.3%

Dimensional Fund Advisors LP (4)
Building One 6300 Bee Cave Road
Austin, TX 78746	1,009,162	6.1%

Rutabaga Capital Management (5)
64 Broad Street, 3rd Floor
Boston, MA 02109	956,388	5.8%

Thomson Horstmann & Bryant, Inc.(6)
501 Merritt 7
Norwalk, CT 06851	827,378	5.0%

(1)	As reported in an amendment to Statement on Schedule 13D filed with the SEC on behalf of Nierenberg Investment Management Company, Inc., on January 4, 2018. Nierenberg Investment Management Company, Inc. is deemed to be the beneficial owner of these shares on behalf of various investment companies registered under the Investment Company Act of 1940. Nierenberg Investment Management Company, Inc. had shared voting and shared dispositive power with respect to all 1,487,830 shares reported as beneficially owned.

(2)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of FMR LLC and Abigail P. Johnson, its chairman, on February 13, 2018. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. One of those investment companies, Fidelity Series Intrinsic Opportunities Fund, beneficially owned 1,348,500 shares, or 8.17%, of our common stock. Fidelity Management & Research Company had sole voting power with respect to 13,564 shares, shared voting power with respect to no shares and sole dispositive power with respect to all 1,444,555 shares reported as beneficially owned.

(3)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of Royce & Associates, LP on January 22, 2018. Royce & Associates, LP is deemed to be the beneficial owner of these shares as a result of its acting as investment adviser to various accounts. Royce & Associates, LP had sole voting and sole dispositive power for all 1,208,781 shares reported as beneficially owned.

(4)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP on February 9, 2018. Dimensional Fund Advisors LP is deemed to be the beneficial owner of these shares as a result of its acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Dimensional Fund Advisors LP has sole voting power with respect to 957,630 shares, shared voting power with respect to no shares and sole dispositive power with respect to all 1,009,162 shares reported as beneficially owned.

(5)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of Rutabaga Capital Management on February 9, 2018. Rutabaga Capital Management is deemed to be the beneficial owner of these shares as a result of its acting as investment adviser to various clients. Rutabaga Capital Management had sole voting power with respect to 956,388 shares, shared voting power with respect to no shares and sole dispositive power with respect to all 956,388 shares reported as beneficially owned.

(6)	As reported in the Statement on Schedule 13G filed with the SEC on behalf of Thomson Horstmann & Bryant, Inc. on February 12, 2018. Thomson Horstmann & Bryant, Inc. is deemed to be the beneficial owner of these shares as a result of its acting as investment adviser to various clients. Thompson Horstmann & Bryant, Inc. had sole voting power with respect to 408,368 shares, shared voting power with respect to no shares and sole dispositive power with respect to all 827,378 shares reported as beneficially owned.

The following table sets forth the beneficial ownership of shares of our common stock for (i) each of our directors and nominees, (ii) each of our executive officers named in the Summary Compensation Table on page 23 and (iii) all of our directors and executive officers as a group. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and sole dispositive power. The information below is as of March 15, 2018, unless otherwise indicated.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Owned		Shares Under Options/Restricted Stock Units Exercisable/Vesting Within 60 Days	Total Number of Shares	Percent of Class
Michael T. Campbell	17,044	(1)	52,519	69,563	*
Roy W. Haley	10,000		—	10,000	*
James L. Pokluda III	176,371	(2)	87,910	264,281	1.6
Mark A. Ruelle	12,000		16,810	28,810	*
William H. Sheffield	20,000	(3)	42,519	62,519	*
G. Gary Yetman	—		14,390	14,390	*
Nicol G. Graham	187,639	(4)	20,000	207,639	1.3
All directors and executive officers as a group (7 persons)	423,054		234,148	657,202	3.9

*	Less than 1%

(1)	Owned by Mr. Campbell’s individual retirement account.

(2)	Includes 64,287 unvested restricted shares.

(3)	Mr. Sheffield has shared voting power and shared dispositive power with respect to 7,000 of these shares.

(4)	Includes 60,772 shares owned by Mr. Graham’s individual retirement account and 8,499 unvested restricted shares.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our amended and restated bylaws provide for each director to stand for election each year at our annual meeting and to serve until the next annual meeting and until a successor is duly elected and qualified.

At the recommendation of the Nominating and Corporate Governance Committee, the board has nominated the persons listed below to serve as directors, each for a one-year term, beginning at the annual meeting on May 8, 2018 and continuing until the 2019 annual meeting. The nominees include four independent directors, as defined in the NASDAQ Listing Rules, and the President and Chief Executive Officer of the Company. All of the nominees currently serve as members of the Board of Directors. Effective as of the 2018 annual meeting, Mark A. Ruelle will retire from the board, and the size of the board will be reduced to five members. The board intends to expand the board to six as soon as it has identified a replacement for Mr. Ruelle.

It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named below as the directors. Each nominee has consented to serve as a director if elected at this year’s annual meeting. In the event any nominee is unable to serve as a director, discretionary authority is reserved to the board to vote for a substitute. The board has no reason to believe that any nominee named below will be unable to serve if elected.

The nominees for election to the office of director, and certain information with respect to their backgrounds, are set forth below.

Nominees Standing for Election to the Board

James L. Pokluda III, age 53. Director since 2012

President and Chief Executive Officer of the Company

Mr. Pokluda was appointed President in May 2011 and Chief Executive Officer in January 2012. From 2007 until 2011, he served as Vice President – Sales and Marketing. During his 30 years with the Company, Mr. Pokluda has a demonstrated history of substantial contributions to the Company including the construction and leadership of our long-term growth plan, implementation of the National Service Center, the commercialization of our private branded products, co-leadership of the initial public offering in 2006, follow-on offering in 2007 and acquisitions. Mr. Pokluda served on the Board of Directors of Houston Electrical League (HEL) for several years, is an affiliate member of the National Association of Electrical Distributors (NAED), and a graduate of the College of Engineering at Texas A&M University. In 2012, Mr. Pokluda completed the University of Chicago’s Booth School of Business Executive Education Advanced Management Program. As the only management representative on our board, and someone with experience in all aspects of our business, Mr. Pokluda provides an insider’s perspective in board discussions about our industry and the business and strategic direction of the Company.

Michael T. Campbell, age 73. Director since 2008

Independent Director

Mr. Campbell serves on the Board of Directors of Natural Grocers by Vitamin Cottage, Inc., and served on the Board of Advisors of Lee Truck Equipment, Inc. (d/b/a Casper’s Truck Equipment) from 2007 until 2017. He performed project work as a financial and accounting consultant both individually and with Resources Connection from January 2003 to December 2005. Mr. Campbell served in the technical support department of the National Office of Deloitte & Touche LLP, and he was the lead technical accounting and auditing partner in the Denver office prior to his retirement in June 2001. Mr. Campbell is a Certified Public Accountant and holds an M.B.A. degree from the University of Michigan and a B.S. degree from the United States Military Academy. As a result, he has significant expertise with the financial reporting issues facing the Company, including SEC reporting and internal control design and implementation. Mr. Campbell also has extensive experience with mergers and acquisitions, and capital markets transactions. Mr. Campbell is recognized as both a Governance Fellow and a Certified Professional Director in the United States by the National Association of Corporate Directors.

Roy W. Haley, age 71. Director since August 2017

Independent Director

Mr. Haley served as the Chairman of the Board of WESCO International, Inc. (“WESCO”) from 1998 until his retirement in 2011 and as Chief Executive Officer of WESCO from 1994 to 2009. WESCO is a leading North American-based distributor of products and provider of advanced supply chain management and logistics services used primarily in industrial, construction, utility, and commercial, institutional and government markets. From 1988 to 1993, Mr. Haley served as Chief Operating Officer, President and a director of American General Corporation, a diversified financial services company. Mr. Haley is a director of Essendant Inc. (formerly United Stationers, Inc.), a national wholesale distributor of workplace items, where he served as the chair of the Audit Committee from 1999 to 2017, and was a director of BlueLinx Holdings Inc., a wholesale supplier of building materials, from 2013 to 2016 and Non-Executive Chairman of the Board from 2014 to 2016.

William H. Sheffield, age 69. Director since 2006

Independent Director

Mr. Sheffield is a corporate director and serves on the boards of directors of Canada Post Corporation, Velan Inc., Burnbrae Farms Limited and Longview Aviation Capital and served on the board of Ontario Power Generation Inc. until 2014 and Corby Distilleries Limited until 2009. Mr. Sheffield served as Chief Executive Officer of Sappi Fine Paper from 2001 until 2003. With his knowledge of complex issues surrounding global companies and his understanding of what makes businesses work effectively and efficiently, Mr. Sheffield provides valuable insight to our board and offers particular expertise in labor relations, critical end user markets and board governance issues. He holds an MBA and a BSc, and is recognized as both a Governance Fellow and a Certified Professional Director by the National Association of Corporate Directors in the United States and the Institute of Corporate Directors in Canada.

G. Gary Yetman, age 63. Director since 2014

Independent Director

Mr. Yetman served as the Chief Executive Officer and President of Coleman Cable, Inc. from 1999 until his retirement following the sale of Coleman Cable in 2014. Prior to that, Mr. Yetman held various senior management positions with Coleman Cable’s predecessor and within the electrical industry. Mr. Yetman’s extensive experience and proven track record within the electrical wire and cable industry make him an excellent addition to our Board of Directors. Mr. Yetman holds an M.B.A. degree from the Lake Forest Graduate School of Management and a B.S. degree from West Virginia University.

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote “FOR” the election of the nominees named above (Proposal No. 1 on the accompanying proxy card).

The five nominees who receive the greatest number of votes will be elected directors.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

The Company is committed to good corporate governance. We regularly review our policies and procedures, giving due consideration to current developments and “best practices.” We believe that we comply with all applicable SEC and NASDAQ rules and regulations, and we have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Our commitment to good corporate governance can be seen through practices such as:

●	Annual election of directors

●	All independent directors, other than the CEO

●	Independent chairman of the board

●	Independent Audit, Compensation and Nomination and Corporate Governance Committees

●	Regular executive sessions of independent directors

●	Risk oversight by full board and committees

●	Regular board and committee self-evaluations

●	Annual advisory vote on executive compensation

●	Pay for performance philosophy

●	Stock ownership guidelines for directors and executive officers

●	Prohibitions on hedging, short sales and other speculative transactions

●	Related Person Transaction Policy

●	Clawback policy for incentive compensation awards

These practices and policies are described in further detail below.

Board Composition

Our Board of Directors currently consists of six directors. Mark A. Ruelle will retire from the board at the 2018 annual meeting, at which time the size of the board will be reduced to five directors. Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal. There are no family relationships between any of our directors or executive officers. Our executive officers are elected by and serve at the discretion of the Board of Directors.

Board Leadership Structure and Risk Oversight

Since our IPO, the offices of Chairman and Chief Executive Officer of the Company have been held by different individuals. Our board is led by an independent Chairman, which since January 1, 2012, has been Mr. Sheffield. Our Chief Executive Officer, Mr. Pokluda, is the only member of the board who is not an independent director. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the board and strengthens the board’s independence from management. In addition, separating these roles allows Mr. Pokluda to focus his efforts on running our business and managing the Company in the best interests of our stockholders, while we are able to benefit from Mr. Sheffield’s experience as a member of other public company boards.

The board takes an active role in monitoring and assessing the Company’s risks, which include risks associated with operations, credit, financing and capital investments. Management is responsible for the Company’s day-to-day risk management activities, and our board’s role is to engage in informed risk oversight. The Nominating and Corporate Governance Committee with the assistance of management compiled, prioritized and periodically updates a list of risks to which the Company could be subjected. It also identifies the significant risks, which are then reviewed by the board and assigned to one of the standing committees of the board for oversight. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are a number of ways our board performs this function, including the following:

●	at its regularly scheduled meetings, the board receives management updates on our business operations, financial results and strategy and discusses risks related to the business;

●	the Audit Committee assists the board in its oversight of risk management by discussing with management, particularly the Chief Executive Officer and Chief Financial Officer, our guidelines and policies regarding financial and enterprise risk management and risk appetite, including major risk exposures, and the steps management has taken to monitor and control such exposures; and

●	through management updates and committee reports, the board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

Director Independence

The Board of Directors has determined that each person who served as a director in 2017, and each director nominee for 2018, except Mr. Pokluda, is “independent” under NASDAQ Listing Rule 5605(a)(2). Under Rule 5605(a)(2), a director is considered independent as long as he or she does not have a relationship with the Company or management which would interfere with the exercise of independent judgment in carrying out the director’s responsibilities. The NASDAQ Listing Rules also enumerate certain relationships which preclude a finding of independence and generally provide that an individual cannot be considered independent if, among other things, he or she is a current officer or other employee of the issuer or directly or indirectly receives certain significant payments from the issuer other than in his or her capacity as a director or board committee member.

Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review and consideration of transactions between the Company and any related person. “Related person” means anyone who is, or within the past year was, a director, nominee for director or executive officer of the Company or greater than five percent beneficial owner of the Company’s voting securities or any member of their immediate families.

Under the policy, any related person transaction must be reviewed, considered, and approved or ratified by the Audit Committee of the Board of Directors directly or through the Chairman of the Audit Committee. The Policy applies to all related person transactions, even if the amount involved does not exceed the $120,000 threshold required for disclosure under the SEC rules. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction, and the impact of the related person transaction on a director’s independence in the event that the related person is a director or an immediate family member of a director. No member of the Audit Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval. The Company engaged in no related person transactions in 2017.

Board Meetings

The board met eight times during 2017. Each person who was a director during 2017 attended at least 75% of the meetings of the board and of the committees on which he served during the period he was a director. Absent special circumstances, each director is expected to attend the annual meeting of stockholders. All of the current directors attended the 2017 annual meeting of stockholders, other than Mr. Haley, who joined the Board in August 2017.

Executive Sessions

The Company’s Corporate Governance Guidelines require the independent directors to meet in executive session separate from management at least two times a year. The independent directors met in executive session five times during 2017.

Committees Established by the Board of Directors

The board has three standing committees: (1) Audit Committee; (2) Nominating and Corporate Governance Committee; and (3) Compensation Committee. As Chairman of the Board, Mr. Sheffield is not a member of any standing committee, but he attends all committee meetings on an ex officio basis. On December 11, 2017, the board chartered a new non-standing committee, the Budget Planning and Strategy Committee, the purpose of which is outlined below.

Audit Committee. The Audit Committee consists of Messrs. Campbell, Haley, and Ruelle, each of whom is independent for purposes of Rules 5605(a)(2) and (c)(2) of the NASDAQ Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Mr. Campbell serves as the Chairman. Each of the Audit Committee members is financially literate as determined by our board in its business judgment. The board has also determined that Mr. Campbell is an “audit committee financial expert,” as such term is defined under the applicable SEC rules.

The Audit Committee met five times in 2017. The Audit Committee operates under a charter approved by the Board of Directors, which can be found on the “Investors” page of our website at http://ir.houwire.com and clicking on the “Corporate Governance” link. Copies will be provided to stockholders upon request.

The principal duties and responsibilities of the Audit Committee are to assist the board in its oversight of:

●	the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

●	the independent auditors’ qualifications and independence; and

●	the performance of the independent auditors.

Our Audit Committee is also responsible for:

●	maintaining free and open communication among the committee, the independent auditors and management of the Company;

●	reviewing and approving related person transactions; and

●	preparing the report required to be prepared pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The Audit Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of counsel, accountants or other experts and advisors, as it deems necessary or appropriate. See “Report of the Audit Committee” on page 29.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Campbell, Ruelle, and Yetman. Mr. Ruelle serves as the Chairman. The board has determined that all committee members are independent for purposes of Rule 5605(a)(2) of the NASDAQ Listing Rules.

The Nominating and Corporate Governance Committee met four times in 2017.  The Nominating and Corporate Governance Committee operates under a charter approved by the Board of Directors, which can be found on the “Investors” page of our website at http://ir.houwire.com and clicking on the “Investors” link and then clicking on “Corporate Governance.” Copies will be provided to stockholders upon request.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are to:

●	identify persons that the Committee believes are qualified to be directors of the Company and consider and evaluate other candidates for director brought to the attention of the Committee, including persons nominated by stockholders in accordance with the nomination procedures specified in the Company’s By-laws or otherwise recommended by stockholders;

●	recommend to the board (1) the nominees for election as directors at each annual meeting of stockholders or at any special meeting of stockholders at which directors are to be elected and (2) the persons to be appointed by the board to fill any vacancy on the board (including any vacancy resulting from an increase in the size of the board);

●	review the committee structure of the board and the membership of the board committees, and recommend to the board nominees for appointment to each of the committees;

●	review and reassess, at least annually, the adequacy of the Company’s Corporate Governance Guidelines and recommend to the board for approval any changes that the Committee deems necessary or appropriate;

●	review any proposals properly submitted by stockholders for inclusion in the Company’s proxy statement and recommend to the board any action to be taken in response to such proposals; and

●	oversee the annual evaluation of the board.

In screening and recommending candidates as directors of the Company, the Nominating and Corporate Governance Committee considers the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Company’s business and such matters as the relevant business and industry experience, professional background, age, current employment, community service and other board service of candidates for directors, as well as the racial, ethnic and gender diversity of the board. The committee seeks to identify, as candidates for director, persons with a reputation for, and record of, integrity and good business judgment who (1) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated, (2) are free from conflicts of interest that could interfere with a director’s duties to the Company and its stockholders, and (3) are willing and able to make the necessary commitment of time and attention required for effective board service. The Nominating and Corporate Governance Committee also takes into account the candidate’s level of financial literacy. The Nominating and Corporate Governance Committee monitors the mix of skills and experience of the directors in order to assess whether the board has the necessary tools to perform its oversight function effectively. The Nominating and Corporate Governance Committee will consider nominees for our Board of Directors recommended by stockholders, using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee has the authority to retain advisors, including a search firm to be used to identify director candidates. The Nominating and Corporate Governance Committee has the authority to approve the firm’s fees and other retention terms and to terminate any advisor. The Company will provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any search firm or other advisors.

Stockholder Recommendations for Director Nominations. As noted above, the Nominating and Corporate Governance Committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. For information on how to nominate a person for election as a director at the 2019 annual meeting, please see the discussion under the heading “Stockholder Proposals and Nominations for 2019 Annual Meeting.” The Nominating and Corporate Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation.  Based on the information provided to the Nominating and Corporate Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating and Corporate Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management and other members of the board.

Compensation Committee. The Compensation Committee consists of Messrs. Campbell, Haley, and Yetman. Mr. Yetman serves as the Chairman. The board has determined that all committee members are (1) independent for purposes of Rules 5605(a)(2) and (d)(2) of the NASDAQ Listing Rules, (2) “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (3) “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

The Compensation Committee met twelve times in 2017. The Compensation Committee operates under a charter approved by the Board of Directors and can be found by accessing the “Investors” page of our website at http://ir.houwire.com and clicking on the “Investors” link and then clicking on “Corporate Governance.” Copies of the charter will be sent to stockholders upon request.

The principal duties and responsibilities of the Compensation Committee are as follows:

●	make recommendations to the board with respect to the CEO’s compensation;

●	consider the Company’s performance and relative stockholder return, the value of similar incentive awards to the CEOs at comparable companies, and the awards given to the Company’s CEO in past years when determining the long-term component of the CEO’s compensation;

●	review the CEO’s recommendations on compensation of the executive officers of the Company and make recommendations to the board with respect thereto and with respect to the Company’s major compensation policies and practices;

●	administer and review the Company’s stock plans, including approving the number and distribution of awards under the 2017 Stock Plan; and

●	review and make recommendations to the board concerning management development and succession planning activities, including an appropriate successor in the event of the unexpected death, incapacity or resignation of the CEO.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided the subcommittees are composed entirely of independent directors. The Compensation Committee also may retain a compensation consultant or other advisors to assist in the evaluation of CEO or executive officer compensation. The Compensation Committee has authority to approve the retention terms and terminate any such consulting firm. The Company will provide for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors employed by the Compensation Committee. In December 2016, the Compensation Committee engaged Meridian Compensation Partners LLC as its independent compensation consultant, to perform a comparative analysis of CEO compensation for the Company and a group of peer companies and advise the Committee with respect to a revised compensation package for Mr. Pokluda, and Meridian completed this engagement in early 2017. See “Executive Compensation – Compensation Discussion and Analysis – 2018 Compensation Decisions.”

The CEO may not be present during any deliberations on his compensation.

Budget Planning and Strategy Committee. On December 11, 2017 the board chartered a new committee to consider and make recommendations regarding the process and procedures by which the Board of Directors oversees the development of the Company’s annual budget. This committee consists of Messrs. Haley, Sheffield and Yetman. Mr. Haley serves as chairman. All committee members are (1) independent for purposes of Rules 5605(a)(2) and (d)(2) of the NASDAQ Listing Rules, (2) “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (3) “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

The duties and responsibility of the Budget Planning and Strategy Committee are to develop an enhanced level of understanding of the Company’s planning process, assess the annual budgets, update the multi-year strategic plan and related multi-year financial targets and assist the board in overseeing risk management and business continuity.

The Budget Planning and Strategy Committee did not meet in 2017. The board expects this committee to be disbanded after it achieves its mission.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines encouraging each director and executive officer to invest in the Company’s common stock. The recommended level for an independent director is an amount equal to three times an independent director’s annual cash retainer, for the CEO, is an amount equal to two times his base salary and for the CFO, is an amount equal to one time his base salary. The amount invested includes the grant date value of shares of restricted stock and restricted stock units. The recommended ownership level should be achieved within five years after becoming a director or executive officer. All of the current directors and executive officers, with the exception of Mr. Haley (appointed in 2017), meet the ownership guidelines.

Transactions in the Company’s common stock by directors, officers and employees are subject to the Company’s Insider Trading Policy. That policy prohibits the Company’s directors, officers and employees from participating in aggressive or speculative transactions with respect to the Company’s stock, including short sales and hedging strategies.

Clawback Policy

The Board of Directors has adopted an Incentive Compensation Recoupment Policy entitling the Company to recover certain cash or equity based incentive compensation paid to officers (including the CEO and the CFO) in the event of a restatement of the Company’s financial statements due to material noncompliance with financial reporting requirements, regardless of fault, or in the event of certain acts of misconduct by the officer. Recoupment covers any incentive compensation that is awarded or paid or that vests within 36 months preceding the date of the restatement or 36 months following the occurrence of the misconduct.

Communications with Directors

Stockholders may communicate any concerns they have regarding the Company, including recommendations of candidates for director, to the Board of Directors or to any member of the board via web form by accessing the “Investors” page of our website at http://ir.houwire.com and clicking on the “Corporate Governance” and “Contact the Board” links, through our Corporate Governance Hotline at 866-254-2275 or by writing to them at the following address:

Houston Wire & Cable Company

Attention: [Board of Directors]/[Board Member]

c/o Chief Financial Officer

10201 North Loop East

Houston, TX  77029

Communications directed to the independent directors should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee, c/o Chief Financial Officer, at the address indicated above.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls or other audit matters that he or she wishes to bring to the attention of the Audit Committee may communicate those concerns to the Audit Committee or its Chairman, using the address indicated above.

The independent directors of the Company have unanimously approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to the Board of Directors. Any written communication regarding accounting, internal accounting controls, or other matters are processed in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct

The board has adopted a Code of Conduct, most recently updated in March 2018 and reviewed annually, a copy of which may be found by accessing the “Investors page of our website at http://ir.houwire.com and clicking on the “Investors” link and then clicking on “Corporate Governance” Under the Code of Conduct, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including but not limited to the following:

●	Our directors, officers and employees are required to avoid situations in which their personal, family or financial interests conflict with those of the Company;

●	Our directors, officers and employees must refrain from engaging in any activities that compete with the Company, or which may compromise its interests;

●	Our directors, officers and employees must refrain from taking any business or investment opportunity discovered in the course of employment with or service to the Company that the director, officer or employee knows, or should have known or has reason to know, would benefit the Company; and

●	Our directors, officers and employees must comply with all applicable governmental laws, rules and regulations.

We are also committed to ensuring that all disclosures in reports and documents that the Company files with the SEC, as well as other public communications made by the Company, are full, fair, accurate, timely and understandable. Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employees to obey the law. Any violation of applicable law or any deviation from the standards embodied in the Code of Conduct will result in appropriate corrective and disciplinary action, up to and including termination of employment.

DIRECTOR COMPENSATION

Each non-employee member of the Board of Directors receives an annual cash retainer of $60,000, paid quarterly. The Chairman of the Board receives an additional fee of $50,000 per year, and the Chairmen of the Audit, Compensation, Nominating and Corporate Governance, and Budget Planning and Strategy Committees receive additional annual fees of $12,000, $9,000, $6,000 and $9,000, respectively, also paid quarterly. There are no additional fees for meeting attendance. Mr. Pokluda does not receive any additional compensation for his service as a director.

The Company has adopted the Nonemployee Directors’ Deferred Compensation Plan. This plan permits a nonemployee director of the Company to make an advance election to defer receipt of all or a portion of the board fees (including annual retainers for board service and additional retainers for service as Chairman or as a chair of a board committee) that are otherwise payable to the director for services performed during a calendar year. The deferred board fees are converted into stock units as of the date the fees would otherwise be paid to the director and credited to a stock unit account, which is credited with dividend equivalents to the extent applicable. The stock unit account is distributed in shares of common stock on the date previously elected by the director (or, if no date is elected, on the January 31 following the date the director’s board service ends), or upon a change in control of the Company, if earlier.

In addition, following election or reelection to the board, each non-employee director receives a grant of restricted stock units having a fair market value of $60,000, based on the price of the Company’s common stock on the date of grant. The restricted stock units vest on the date of the Company’s annual meeting of stockholders the following year and are settled in shares of common stock when the director’s service on the board terminates for any reason, provided that until the 2017 Stock Plan is approved by the Company’s stockholders, any restricted stock units granted under that plan will be settled in cash. Any dividends declared on the common stock during the term of the restricted stock units will be accrued and paid to the director when the restricted stock units are settled.

We reimburse members of our Board of Directors for any out-of-pocket expenses they incur in connection with services provided as directors. The Nominating and Corporate Governance Committee has adopted a policy encouraging each director to devote at least one day each year to director education and we pay for the cost of attending continuing education programs, up to $5,000 per director per year. Perquisites paid or provided to individual directors in 2017 were significantly less than the SEC’s minimum threshold for disclosure ($10,000).

The following table sets forth all compensation paid to each of our non-employee directors in 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Michael T. Campbell	69,000	55,125	124,125
I. Stewart Farwell (2)	44,375	—	44,375
Roy W. Haley (3)	30,000	45,000	75,000
Mark A. Ruelle	63,250	55,125	118,375
William H. Sheffield	105,000	55,125	160,125
G. Gary Yetman	64,250	55,125	119,375

(1)	This column shows the aggregate grant date fair value of the restricted stock unit awards granted on August 4, 2017 based on the closing price of the Company’s common stock on the date of grant, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. The number of restricted stock units granted to each of Messrs. Campbell, Ruelle, Sheffield and Yetman had a value of $60,000 based on the closing price of the Company’s common stock on May 5, 2017, the date of the 2017 annual meeting of stockholders, when the grants would normally have been made.

(2)	Mr. Farwell retired from the Board on August 3, 2017.

(3)	Mr. Haley was appointed as a director on August 4, 2017.

The following table sets forth the aggregate number of stock options and restricted stock units for each of our non-employee directors outstanding as of December 31, 2017. For information regarding Mr. Pokluda’s outstanding equity awards, see the 2017 Outstanding Equity Awards at Fiscal Year End table.

Name	Stock Options	Restricted Stock Units (1)
Michael T. Campbell	25,000	36,894
Roy Haley	—	7,653
Mark A. Ruelle	—	26,185
William H. Sheffield	15,000	36,894
G. Gary Yetman	—	23,765

(1)	Until the 2017 Stock Plan is approved by the Company’s stockholders, 9,375 of the restricted stock units held by each of Messrs. Campbell, Ruelle, Sheffield and Yetman and all of the restricted stock units held by Mr. Haley, will be settled in cash rather than shares of the Company’s common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the proxy statement is intended to provide stockholders with information about the compensation awarded in fiscal 2017 to the Company’s executives, including our “named executive officers.” Our named executive officers are James L. Pokluda III, President & Chief Executive Officer, and Nicol G. Graham, Chief Financial Officer.

2017 Executive Compensation

●	Executive compensation is based on (1) base salary, (2) annual incentive cash bonuses and (3) long-term, equity-based incentive awards.

●	Annual incentive cash bonuses for 2017 were based on three primary financial measures – (1) EBITDA (net income, plus interest expense, income tax provision, depreciation and amortization), (2) sales of targeted products (“Strategic Sales”) and (3) working capital efficiency (“Working Capital Efficiency”). We exceeded the target amount of EBITDA, and exceeded the maximums for Strategic Sales and Working Capital efficiency.

●	The Compensation Committee in 2017 continued its practice of awarding equity in the form of time-based restricted stock. It also awarded Mr. Pokluda time-based restricted stock units and performance stock units.

In December 2016, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant, to perform a comparative analysis of CEO compensation and advise the Committee with respect to a revised compensation package for Mr. Pokluda. As an initial step, Meridian proposed a peer group of companies designed to reflect the Company’s market for executive talent. As revised to reflect the Company’s input, the peer group consisted of the following companies:

Advanced Energy Industries, Inc. Badger Meter Inc. CECO Environmental Corp. Columbus McKinnon Corp. Flotek Industries Inc. L. B. Foster Co. Hill International Inc. Huttig Building Products Inc.	Insteel Industries Lawson Products LMI Aerospace Inc. NN Inc. Northwest Pipe Co. Powell Industries Inc. Raven Industries Inc. Transcat Inc.

Meridian’s analysis focused on the “target total compensation” opportunity for the CEO at the Company and each of the peer group companies, as reported in recent proxy filings. Meridian’s report concluded that, while the Company is on the low end of the peer group in terms of size, its CEO total target compensation was the lowest of the group.

The Compensation Committee used the peer group data as general guidance, together with other information such as industry trends, the competitiveness of the markets in which we operate, Mr. Pokluda’s individual performance, and its own judgment in determining an appropriate total target compensation opportunity for Mr. Pokluda. The Compensation Committee did not target a particular percentile of the peer group, although it recognized that, given the Company’s relative size, the total target compensation for its CEO would likely fall below the median.

After the Compensation Committee determined a target amount for Mr. Pokluda, it sought Meridian’s advice in designing a compensation package that would provide the desired opportunity. Following those discussions, in January 2017, the Compensation Committee took the following actions:

●	Increased Mr. Pokluda’s base salary to $500,000, effective January 1, 2017.

●	Revised Mr. Pokluda’s annual incentive program to provide a target cash bonus opportunity equal to 80% (from 75%) of his base salary and a maximum bonus opportunity equal to 120% of his base salary, based on achievement of performance goals established by the Compensation Committee.

●	Awarded shares of time-based restricted stock with a grant date value of $450,000, of which $150,000 was intended to supplement the award made in December 2016.

●	Awarded performance stock units with a grant date value of $300,000, which will vest based on the Company’s achievement of cumulative EBITDA and stock price performance goals over a three-year period.

On March 24, 2017, the Company and Mr. Pokluda entered into an Amended and Restated Employment Agreement that, among other things, reflects the revised compensation package.

Objectives of Compensation Program

Our compensation program aims to attract, motivate and retain qualified, energetic employees who are enthusiastic about our mission and culture. A further objective of our compensation program is to provide incentives and reward each employee for his or her contribution to the Company. In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors. Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each employee’s contribution to the Company. In measuring senior management’s contributions, the Compensation Committee considers a number of factors, including our profitable growth and the achievement of financial performance targets. The total compensation package for each member of our senior management includes annual incentive compensation that is based primarily on the achievement of financial performance targets. For 2017, the Compensation Committee kept the same three performance measures that were used in 2016: EBITDA, Strategic Sales and Working Capital Efficiency. Each December, the Compensation Committee establishes targets for each applicable factor for the upcoming fiscal year based in part upon the incremental improvement in those measures over the prior fiscal year. The Compensation Committee retains full discretion to adjust the EBITDA amount in the event the Company makes an acquisition during the year or to reflect unusual items.

The total compensation package for each member of senior management also includes an equity component. For the past several years, this has consisted of time-based restricted stock or restricted stock units that vest over three years, which focuses the executives on delivering results that drive stockholder value.

Elements of the Company’s Compensation Plan and How Each Element Relates to Our Objectives

Annual senior management compensation consists of a base salary component, an incentive component and equity awards, which may include stock options, restricted stock, restricted stock units and performance stock units. The Compensation Committee considers each executive’s current and prior compensation when setting future compensation and does not have a formula for allocations among each component. Our CEO provides recommendations to the Compensation Committee regarding the compensation of other members of senior management.

Base Salary.  We seek to provide members of our senior management with a level of a base salary in the form of cash compensation appropriate to their roles and responsibilities. Base salaries for members of our senior management are established based on each officer’s qualifications and experience, scope of responsibilities, future potential and past performance. We do not generally target a particular percentile of compensation paid by any peer group. Base salaries are reviewed annually and adjusted as necessary to realign salaries with general market levels, after taking into account individual responsibilities, performance and experience. For 2017, the Compensation Committee increased Mr. Pokluda’s base salary from $440,000 to $500,000 and increased Mr. Graham’s base salary from $246,764 to $254,166.

Incentive Cash Bonuses.  Our practice is to award incentive cash bonuses to our senior management based upon performance objectives of the Company.

Under Mr. Pokluda’s employment agreement, Mr. Pokluda has a target bonus of 80% of his base salary and can earn an annual bonus of up to 120% of his base salary based on achievement of one or more performance targets for the fiscal year that are agreed to by the Board of Directors (or Compensation Committee) and Mr. Pokluda and consistent with the Company’s annual business plan. For 2017, the Compensation Committee selected three performance measures: EBITDA, Strategic Sales and Working Capital Efficiency, weighted 60%, 20% and 20%, respectively. There were three benchmarks (threshold, target and maximum) for each of the three performance measures. Performance between any of the benchmarks is adjusted on a straight-line basis.

For 2017, Mr. Graham and all other members of senior management (other than Mr. Pokluda) participated in our Senior Management Bonus Program. Under that Program, each participant could earn an annual bonus of up to 50% of his or her base salary based on achievement of benchmarks with respect to the same three performance measures of EBITDA, Strategic Sales and Working Capital Efficiency established for purposes of Mr. Pokluda’s annual incentive compensation.

Under the Program, all bonuses are paid the year following the year for which performance is being measured, after receipt of (and subject to) the audit of the financial statements for the relevant year. No award is payable under the Program to any participant whose employment terminates prior to the time the bonus is paid. In all cases, the payment is at the discretion of the Compensation Committee, and the Compensation Committee retains the right to terminate a participant’s participation in the bonus program at any time, in which case no bonus may be paid.

The annual cash bonus opportunities for 2017 at the threshold, target and stretch levels for the named executive officers are set forth in the tables below:

James L. Pokluda III
	Threshold		Target		Stretch
Performance Goal	$ Amount	% of Base Salary	$ Amount	% of Base Salary	$ Amount	% of Base Salary
EBITDA	120,000	24	240,000	48	360,000	72
Strategic Sales	40,000	8	80,000	16	120,000	24
Working Capital Efficiency	40,000	8	80,000	16	120,000	24
Nicol G. Graham
	Threshold(1)		Target		Stretch
Performance Goal	$ Amount	% of Base Salary	$ Amount	% of Base Salary	$ Amount	% of Base Salary
EBITDA	0	0	38,125	15	76,250	30
Strategic Sales	—	—	12,708	5	25,416	10
Working Capital Efficiency	—	—	12,708	5	25,416	10

(1)	Applies only to EBITDA. EBITDA must exceed the threshold amount for a bonus to be payable.

Our actual performance in 2017 compared to the target and maximum levels was:

Performance Goal ($ in millions)	Target	Maximum	Actual
EBITDA	$6.5	$8.8	$7.60
Strategic Sales	$34.0	$36.0	$42.4
Working Capital Efficiency	1.0	0.98	0.97

Based on the above performance the target amounts and actual bonus amounts earned for Mr. Pokluda and Mr. Graham are shown in the table below:

Named Executive Officer	Target Bonus	Actual Bonus
James L. Pokluda III	$400,000	$537,548
Nicol G. Graham	$63,541	$107,241

Equity Awards. In addition to base salary and annual incentive compensation, each member of our senior management is eligible to receive stock option, restricted stock or restricted stock units, and performance stock unit grants under our stock plan. We believe that through our broad-based plan, the economic interests of our employees, including our executives, are more closely aligned to those of the stockholders. The number of stock options, shares of restricted stock, restricted stock units or performance stock units granted to each executive officer is made on a discretionary basis by the Compensation Committee after consideration of the CEO’s recommendations, rather than pursuant to a formula. Grants are generally made in December of each year. Mr. Pokluda was the only named executive officer to receive equity awards in 2017. In light of Mr. Graham’s upcoming retirement, the Compensation Committee did not grant him any equity awards.

When the Compensation Committee made the annual equity grant to Mr. Pokluda on December 19, 2016 (22,388 shares of restricted stock with a grant value of $150,000), it did so with the expectation that the grant would be supplemented once Meridian completed its analysis of Mr. Pokluda’s compensation. As a result of Meridian’s report, on January 30, 2017, the Compensation Committee granted Mr. Pokluda (i) 60,000 shares of restricted stock (20,000 of which supplemented the 2016 award) and (ii) 40,000 performance stock units. The 60,000 shares of restricted stock vest in one-third increments on January 30, 2018, December 19, 2018 and December 19, 2019, in each case as long as Mr. Pokluda is then employed by the Company. The performance stock units vest on December 31, 2019 based on and subject to the Company’s achievement of cumulative EBITDA and stock price performance goals over a three-year period, as long as Mr. Pokluda is then employed by the Company (the target number can be adjusted at levels ranging from 50% to 150% depending on cumulative EBITDA and stock price performance). Upon vesting, the shares of restricted stock will be settled in shares of the Company’s common stock.

On December 11, 2017, as part of its annual grant procedures, the Compensation Committee granted to Mr. Pokluda 46,154 restricted stock units and an additional 46,154 performance stock units. The restricted stock units vest in equal thirds on December 11, 2018, 2019 and 2020. The performance stock units will vest on December 31, 2020 based on the Company’s achievement of cumulative EBITDA and stock price performance goals over a three-year period, as long as Mr. Pokluda is then employed by the Company.

Equity Grant Practices

With respect to current employees, we establish stock plan grant dates well in advance of any actual grant. The timing of each grant is determined to coincide with a scheduled meeting of our Board of Directors and Compensation Committee and, except in highly unusual circumstances, we will not allow discretionary grants at other dates. The grant date is established when our Compensation Committee approves the grant and all key terms have been determined. The exercise price of each of our stock options is the market closing price on the grant date. If at the time of any planned stock plan grant any member of our Board of Directors or any executive officer is aware of material non-public information, we would not generally make the planned grant. In such event, as soon as practical after material information is made public, the Compensation Committee would call a special meeting and otherwise take all necessary steps to authorize the delayed grant. Regarding the grant process, the Compensation Committee does not delegate any related function, and executive officers are not treated differently from other employees.

2017 Advisory Vote on Executive Compensation

At our 2017 annual meeting of stockholders, we held a non-binding advisory vote on our executive compensation. Over 97% of the shares voting voted to approve our executive compensation. Given this high percentage of votes in favor of our executive compensation, and except with respect to Mr. Pokluda’s compensation, the Compensation Committee determined not to make any significant changes in our compensation practices for 2018.

2018 Compensation Decisions

The Compensation Committee decided to increase Mr. Pokluda’s annual base salary to $515,000 effective January 1, 2018 and maintain Mr. Graham’s annual base salary at $254,166 for 2018. The design of both Mr. Pokluda’s annual incentive program and the 2018 Senior Management Bonus Program remains unchanged from 2017, except that the performance goals and threshold, target and stretch amounts have been updated. Incentive cash bonuses will again be based upon three performance measures – EBITDA, Strategic Sales and Working Capital Efficiency, weighted 60%, 20% and 20%, respectively – and range from 0% to 120% of Mr. Pokluda’s base salary or 0% to 50% of base salary for other members of senior management.

Employment Agreement with Mr. Pokluda

On March 24, 2017, the Company and Mr. Pokluda entered into a second amended and restated employment agreement that (i) extends the term through December 31, 2018 (with automatic one-year extensions thereafter), (ii) increases his base salary and annual incentive opportunity as discussed above and (iii) provides for immediate vesting of any unvested restricted stock awards and performance stock unit awards granted as of January 31, 2017 in the event of a termination by the Company without cause, termination by Mr. Pokluda for good reason, or termination due to death or disability. The other material terms of the employment agreement remain unchanged.

Mr. Pokluda will be entitled to receive as severance the payments described under “Potential Payments upon Termination of Employment or Change in Control of the Company” below. The agreement limits Mr. Pokluda’s ability to compete with the Company for a period of one year following the termination of his employment for any reason or two years if he is receiving severance benefits due to a qualifying termination prior to a change in control.

Our other members of senior management are elected by and serve at the discretion of the Board of Directors.

Tax Considerations

Section 162(m) of the Internal Revenue Code as in effect for 2017 imposed a limitation on tax deductions of any publicly-held corporation for compensation paid to certain executives in excess of $1,000,000 in any taxable year, unless the compensation is performance-based. We have no individuals with non-performance based compensation paid in excess of the Section 162(m) tax deduction limit. Section 409A of the Internal Revenue Code addresses certain nonqualified deferred compensation benefits payable to an executive and provides that if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have structured our compensation to comply with Section 409A.

Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the SEC.

The Compensation Committee of the Company states that the committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Compensation Committee:

G. Gary Yetman, Chairman Michael T. Campbell Roy W. Haley

Dated: March 11, 2018

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Yetman, Campbell and Haley. Mr. Yetman serves as the Chairman. None of the members of the Compensation Committee is or ever was an officer or employee of the Company or any of its subsidiaries, and none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Company’s Board of Directors or Compensation Committee.

Compensation Tables

Summary Compensation Table

The following table and related notes set forth information concerning the compensation paid to our Chief Executive Officer and President and our Chief Financial Officer for fiscal years 2017, 2016 and 2015. Because our Chief Executive Officer and President and our Chief Financial Officer are our only executive officers, the following compensation disclosures have been limited to those two individuals. We collectively refer to these executive officers throughout this section as our “named executive officers.”

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
James L. Pokluda III,	2017	498,847	—	1,350,000	(6)	537,548	14,075	2,400,470
President &	2016	439,846	44,000	306,000		60,500	13,500	863,846
Chief Executive Officer	2015	445,538	—	150,000		—	12,337	607,875

Nicol G. Graham,	2017	254,024	—	—	(7)	107,241	13,727	374,992
Chief Financial Officer	2016	246,653	49,352	35,250		22,621	11,537	365,413
	2015	248,330	—	18,690		—	11,390	278,410
(1)	Salary adjustments were effective as of January 1, 2017 for Mr. Pokluda and Mr. Graham.

(2)	Reflects a discretionary bonus.

(3)	This column shows the aggregate grant date fair value of the shares of restricted stock, restricted stock units and the target number of performance stock units granted, computed in accordance with FASB ASC Topic 718. The grant date value of the performance stock units granted in 2017 to Mr. Pokluda is based upon the probable outcome ($600,000), and assuming the performance goal was met at the maximum level, would be $900,000. See note 9 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the assumptions made in the valuation of these awards.

(4)	Reflects the performance based annual bonus earned for Mr. Pokluda pursuant to his employment agreement and for Mr. Graham pursuant to the Company’s Senior Management Bonus Program (no bonus was earned in 2015).

(5)	All Other Compensation reported for Mr. Pokluda for 2017 represents a matching contribution by the Company to our 401(k) Plan of $2,650; group term life and long-term disability insurance premiums of $1,667; and personal use of an automobile of $9,757. All Other Compensation reported for Mr. Graham for 2017 represents a matching contribution by the Company to our 401(k) Plan of $1,840; group term life and long-term disability insurance premiums of $5,968; and personal use of an automobile of $5,919.

(6)	Until the 2017 Stock Plan is approved by the Company’s stockholders, $600,000 of these stock units will be settled in cash rather than shares of the Company’s common stock.

(7)	In light of Mr. Graham’s upcoming retirement, he did not receive any stock awards.

2017 Grants of Plan Based Awards

The following table sets forth information for each named executive officer with respect to (i) estimated possible payouts under non-equity incentive plan awards and equity incentive plan awards for 2017 and (ii) restricted stock granted in 2017.

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (6)			All other stock awards: Number of shares of stock or	All other option awards: Number of securities underlying	Exercise or base price of option	Grant date fair value of stock and option
Name	Grant date (2)	Threshold ($) (3)	Target ($) (4)	Maximum ($) (5)	Threshold (#)	Target (#)	Maximum (#)	units (#)	options (#)	awards ($/Sh)	awards ($) (7)
James L. Pokluda III
	1/30/17	—	400,000	600,000	20,000	40,000	60,000	60,000			750,000
	12/11/17				23,077	46,154	69,231	46,154	—	—	600,000
Nicol G. Graham		—	63,541	127,082	—	—	—	—	—	—	—
								—	—	—	—

(1)	The amounts in these columns reflect the estimated possible payouts for 2017 and were established under Mr. Pokluda’s employment agreement or, for Mr. Graham, the Senior Management Bonus Program adopted in December 2017. A description of the bonus terms can be found under “Compensation Discussion and Analysis” above.

(2)	The “Grant Date” reflects the date on which the Compensation Committee acted to approve the grant of the award.

(3)	Non-Equity Incentive Plan Awards – Threshold. Applies only to EBITDA. Pursuant to our employment agreement with Mr. Pokluda and the Senior Management Bonus Program for 2017, no amount is payable to Mr. Pokluda and Mr. Graham respectively, with respect to EBITDA, unless our performance exceeds the applicable thresholds.

(4)	Non-Equity Incentive Plan Awards – Target. Pursuant to our employment agreement with Mr. Pokluda, the amount shown in this column for Mr. Pokluda represents 80% of his base salary for 2017. Pursuant to the 2017 Senior Management Bonus Program, the amount shown in this column represents 25% of Mr. Graham’s salary for 2017.

(5)	Non-Equity Incentive Plan Awards – Maximum. Pursuant to our employment agreement with Mr. Pokluda, the amount shown in this column for Mr. Pokluda represents 120% of his base salary for 2017, the maximum percentage of his salary that is available under his employment agreement. Pursuant to the 2017 Senior Management Bonus Program, the amount shown in this column represents 50% of Mr. Graham’s salary for 2017, the maximum percentage of salary that is available under the program.

(6)	Equity Incentive Plan Awards. No performance-based restricted stock was granted to Mr. Graham during 2017.

(7)	The grant date fair value of the restricted stock, restricted stock units and performance stock units was computed in accordance with FASB ASC Topic 718.

2017 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to unexercised options to purchase common stock that remained outstanding and shares of restricted stock, restricted stock units and performance stock units that remained unvested at December 31, 2017. The Company’s executive officers currently do not have any other outstanding stock awards.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)

James L. Pokluda III	64,330	—	14.11	12/20/2021	130,442	(1)	939,182	86,154	620,309
	8,580	—	14.11	12/20/2021
	5,000	—	12.03	12/14/2020
	10,000	—	9.27	12/17/2018

Nicol G. Graham	5,000		14.11	12/20/2021	8,499	(2)	61,193
	5,000	—	12.03	12/14/2020
	10,000	—	9.27	12/17/2018

(1)	These shares vest in installments of 9,363 shares on December 15, 2018, 7,463 shares on December 19, 2018 and 7,462 shares on December 19, 2019, 20,000 shares on each of January 30, 2018, December 19, 2018 and December 19, 2019, 15,385 shares on each of December 11, 2018 and 2019, and 15,384 on December 11, 2020.

(2)	These shares vest in installments of 833 shares on each of December 8, 2018 and 2019, 1,167 shares on each of December 15, 2018 and 2019, 1,166 shares on December 15, 2020, 1,667 shares on December 12, 2018, and 1,666 on December 12, 2019.

(3)	Of these shares, 40,000 vest on December 31, 2019 and 46,154 vest on December 31, 2020, in each case as adjusted based on the level of attainment of the performance goals.

(4)	The market value of the stock awards was determined using the closing price of the Company’s common stock on December 31, 2017 ($7.20 per share).

2017 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James L. Pokluda III	—	—	77,514	232,947
Nicol G. Graham	—	—	3,334	21,879

(1)	The value realized on the exercise of stock options represents the pre-tax difference between the option exercise price and the closing price of the Company’s common stock on the exercise date, multiplied by the number of shares covered by the stock options exercised by the named executive officer.

(2)	The value realized on the vesting of restricted stock represents the number of shares vested multiplied by the closing price of the Company’s common stock on the vesting date.

Potential Payments upon Termination of Employment or Change in Control of the Company

The Company provides benefits to the named executive officers upon certain terminations of employment from the Company or upon a change in control of the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described as follows:

Employment Agreement with Mr. Pokluda

Under his employment agreement with the Company, Mr. Pokluda is entitled to certain benefits upon his termination of employment from the Company. These benefits are in addition to the benefits to which the executive officers would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits are described below.

Termination Prior to a Change in Control. If prior to a Change in Control (as defined in Mr. Pokluda’s employment agreement) Mr. Pokluda’s employment is terminated by the Company without Cause, Mr. Pokluda terminates his employment for Good Reason, or his employment terminates due to Disability, he is entitled to (i) continued payment of then current base salary for 24 months, (ii) two payments, each equal to the amount of his incentive bonus for the most recently completed fiscal year, paid when incentive bonuses are paid to other executives for the year in which the termination occurs and the following year, (iii) continued participation in the Company’s health plan for 36 months (provided that COBRA is elected) with the premiums for the first 18 months at active employee rates, and (iv) immediate vesting of any unvested equity awards granted as of January 31, 2017, which as of December 31,2017 would include (a) the shares of restricted stock granted on December 15, 2015, which are scheduled to vest on December 31, 2018, (b) the shares of restricted stock granted on December 19, 2016, which are scheduled to vest on December 19, 2018 and 2019, (c) the shares of restricted stock granted on January 30, 2017, which are scheduled to vest on December 19, 2018 and December 19, 2019, and (d) the performance stock unit award granted on January 31, 2017, which is scheduled to vest at the end of the performance period on December 31, 2019 (, the “Subject Awards”), provided that the number of performance stock units payable pursuant to the Subject Award described in (d) shall be determined at the end of the performance period as if Mr. Pokluda’s employment had continued through such date. Other outstanding equity awards will vest pursuant to the terms of the 2017 Stock Plan.

Termination Following a Change in Control. If within two years following a Change in Control (as defined in Mr. Pokluda’s employment agreement) Mr. Pokluda’s employment is terminated by the Company without Cause (other than for Disability) or Mr. Pokluda terminates his employment for Good Reason, he is entitled to the same benefits as in the case of termination prior to a Change in Control, except that the 24 months of base salary and two years of incentive bonuses are payable in a lump sum within ten days after termination. If any excise tax under Section 280G of the Code would be triggered by the benefits paid to Mr. Pokluda, and the net after-tax value of the benefits is less than the net after-tax value of the benefits reduced so that no excise tax is payable, then the benefits will be reduced accordingly.

Termination Due to Death. If Mr. Pokluda’s employment is terminated due to his death, his estate will be entitled to a pro rata portion of the bonus payable for the year of termination had he remained employed through the end of the year, and his surviving spouse and dependents can elect continued participation in the Company’s health plan for 36 months (provided that COBRA is elected) with the premiums for the first 18 months at active employee rates. The Subject Awards will vest as described above, and other outstanding equity awards will vest pursuant to the terms of the 2017 Stock Plan.

In each case, benefits are conditioned on the execution of a release of claims, and Mr. Pokluda is subject to a two-year non-compete restriction.

Under Mr. Pokluda’s employment agreement, the terms “Cause,” “Disability” and “for Good Reason” are defined as follows:

“Cause” means (i) a material neglect by Mr. Pokluda of his assigned duties, which includes any failure to follow the written direction of the board or to comply with the Company’s code of ethics or written policies, or repeated refusal by Mr. Pokluda to perform his assigned duties, in each case other than by reason of disability, which continues for 30 days following receipt of written notice from the board; (ii) the commission by Mr. Pokluda of any act of fraud or embezzlement against Company or any of its affiliates or the commission of any felony or act involving dishonesty; (iii) the commission by Mr. Pokluda of any act of moral turpitude which actually causes financial harm to the Company or any of its affiliates; (iv) a material breach by Mr. Pokluda of the confidentiality provisions of the employment agreement or any other confidentiality or non-disclosure agreement of Mr. Pokluda with the Company; or (v) Mr. Pokluda’s commencement of employment with another company while he is an employee of the Company without the prior consent of the board.

“Disability” means, in the sole judgment of the board, Mr. Pokluda’s inability to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Good Reason” means voluntary termination of the employment agreement by Mr. Pokluda if, without the prior consent of Mr. Pokluda: (a) the Company shall relocate its principal executive offices to a location outside the Houston, Texas metropolitan area; (b) there is a material reduction by the Company in Mr. Pokluda’s responsibilities, duties, authority, title or reporting relationship; or (c) the Company materially reduces Mr. Pokluda’s base salary or takes action that adversely affects Mr. Pokluda’s participation in, or materially reduces Mr. Pokluda’s benefit under, any benefit plan of the Company in which Mr. Pokluda is participating; provided, however, that termination for Good Reason by Mr. Pokluda shall not be permitted unless (x) Mr. Pokluda has given the Company at least 30 days’ prior written notice that he has a basis for a termination for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (y) the Company has not remedied such facts and circumstances constituting Good Reason within such 30-day period.

Stock Plans

The 2006 Stock Plan provides that with respect to grants made after February 2014, the Compensation Committee has the discretion to determine how awards are to be treated upon a Change in Control, provided that if the awards are assumed by the acquiring entity, the vesting provisions continue and the Compensation Committee has the discretion to accelerate vesting only if there is a subsequent termination of employment. Mr. Pokluda’s January 30, 2017 performance stock units and restricted stock award agreements provide that if the awards are not assumed by the acquiring entity they will fully vest on a Change in Control. The 2017 Stock Plan contains the same Change in Control language as the amended 2006 Stock Plan. The award agreements under the 2017 Stock Plan provide that if the awards are not assumed by the acquiring entity they will fully vest on a Change in Control. These award agreements also provide that upon termination of employment due to death or disability, a pro rata portion of restricted stock units, and the target number of performance stock units, will vest.

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer pursuant to the arrangements described above, assuming a termination of employment and/or Change in Control occurred on December 31, 2017.

Name	Salary ($)	Bonus ($)		Accelerated Vesting of Options (1) ($)	Accelerated Vesting of Restricted Stock/Units (2) ($)	Continued Health Coverage ($)
James L. Pokluda III
Prior to change in control (3)	1,000,000	1,075,096	(3)	—	894,874	34,880
On or after change in control (3) (4)	1,000,000	1,075,096	(3)		1,559,491	34,880
Nicol G. Graham
On or after change in control	—	—		—	—	—

(1)	As of December 31, 2017, Mr. Pokluda and Mr. Graham had no unvested stock options.

(2)	Based on the closing price of the Company’s stock at December 31, 2017.

(3)	Reflects accelerated vesting of (i) the Subject Awards if termination of employment is by the Company for other than Cause, by Mr. Pokluda for Good Reason, or due to death or Disability and (ii) the December 2017 performance stock unit award, if termination is due to death or Disability.

(4)	Reflects accelerated vesting of (i) the Subject Awards if termination of employment is by the Company for other than Cause (other than Disability), by Mr. Pokluda for Good Reason, or due to death and (ii) all remaining awards, which consist of the December 1, 2017 performance stock unit and restricted stock unit awards. The December 1, 2017 performance stock unit and restricted stock unit awards are included based on the assumption that the awards would not be assumed by the acquiring entity.

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Ac, the SEC has adopted a final rule requiring annual disclosure of the ratio of the median employee’s annual compensation to the annual compensation of the CEO. As required, we are including this disclosure beginning with this Proxy Statement.

We identified the median employee by examining the 2017 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2017, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2017. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately 6% of our employees receive annual equity awards.

After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table later in this Proxy Statement. Mr. Pokluda had 2017 annual total compensation of $2,400,470, as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation that would be reportable in the summary compensation table for 2017 was $50,900. As a result, the CEO pay ratio is 47 : 1.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 with respect to our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	309,648	$9.45	—
Equity compensation plans not approved by security holders(3)	196,743	—	803,257

(1)	Amounts shown in this row relate solely to stock options, restricted stock units and performance stock units granted under the 2006 Stock Plan, which expired in May 2017. This row excludes shares of restricted stock granted under the 2006 Stock Plan, which were granted at no cost to the recipients.

(2)	Weighted-average exercise price of outstanding stock options. The performance stock units and restricted stock units have no exercise price.

(3)	Amounts shown in this row relate solely to restricted stock units and performance stock units granted under the 2017 Stock Plan, which the board of directors approved on August 4, 2017. Until the 2017 Stock Plan is approved by the Company’s stockholders, these units will be settled in cash rather than shares of the Company’s common stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board is responsible for providing oversight of our accounting and financial reporting functions. The board appoints the Audit Committee annually, with the committee consisting of at least three directors. The Audit Committee operates under a formal charter, which is available on the Company’s website at http://ir.houwire.com and by clicking on the “Corporate Governance” link. The Audit Committee charter sets forth in detail, the duties and responsibilities of the Audit Committee.

The Audit Committee relies on the expertise and knowledge of management and Ernst & Young LLP, the Company’s independent registered public accounting firm, in carrying out its oversight responsibilities. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP is responsible for auditing those financial statements and issuing a report thereon.

The Audit Committee reviewed and discussed with management and Ernst & Young LLP the quarterly financial statements for each quarter during the year ended December 31, 2017 and the audited financial statements of the Company for the year ended December 31, 2017. The Audit Committee also reviewed and discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee received the written independence disclosures and the letter from Ernst & Young LLP that are required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The disclosures described the relationships and fee arrangements between Ernst & Young LLP and the Company. Consistent with the applicable requirements of the PCAOB and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2017 is compatible with maintaining Ernst & Young LLP’s independence and has discussed with Ernst & Young LLP the firm’s independence from the Company.

Based on the above-mentioned reviews and discussions with management and Ernst & Young LLP, the Audit Committee, exercising its business judgment, recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Michael T. Campbell, Chairman
Roy W. Haley
Mark A. Ruelle

Dated: March 11, 2018

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by the registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Ernst & Young LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

●	Audit Services consist of services rendered by an external auditor for the audit of our annual consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and internal controls and reviews of financial statements included in Forms 10-Q, and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

●	Audit-Related Services consist of assurance and related services by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, and accounting consultations.

●	Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance.

●	Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The table below summarizes the fees billed by our independent registered public accounting firm, Ernst & Young LLP, for the audit of our annual financial statements for the fiscal years ended December 31, 2017 and 2016 and fees billed for other services rendered by Ernst & Young LLP during those periods.

Year	Audit Fees (1)	Audit-Related Fees	Tax Fees (2)	All Other Fees	Total
2017	$448,000	$124,000	$67,025	$—	$639,025
2016	$587,371	$—	$52,200	$—	$639,571

(1)	Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements (including services related to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) and the reviews of the interim financial statements included in our Forms 10-Q.

(2)	Tax fees represent professional services related to tax compliance.

For the fiscal year ended December 31, 2017, none of the Audit-Related Fees, Tax Fees or Other Fees were approved in accordance with the exceptions to the pre-approval requirements set forth in 16 CFR 210.2-01(c)(7)(i)(C).

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 is not required. However, the Board of Directors is submitting the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify Ernst & Young LLP as the independent registered public accounting firm, the Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be at the annual meeting of stockholders and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal No. 2 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, the Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon the Company’s achievement of specified financial goals and the performance of the Company’s shares on a long-term basis.

Stockholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2017. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving our goals and that the compensation of our named executive officers in fiscal 2017 reflects and supports these compensation policies and procedures.

In accordance with Rule 14a-21 under the Securities Exchange Act of 1934 and as a matter of good corporate governance, stockholders will be asked at the 2018 annual meeting of stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Houston Wire & Cable Company approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section of the Proxy Statement and disclosed in the 2017 Summary Compensation Table and related compensation tables and narrative disclosure included in the Proxy Statement.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is not binding on the board. Although non-binding, the board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote “FOR” the advisory approval of the Company’s executive compensation (Proposal No. 3 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

PROPOSAL NO. 4:

APPROVAL OF THE HOUSTON WIRE & CABLE COMPANY 2017 STOCK PLAN

On August 4, 2017, the Board of Directors approved the Houston Wire & Cable Company 2017 Stock Plan (the “2017 Stock Plan”). The 2017 Stock Plan provides for discretionary grants of stock options, stock awards, stock units and stock appreciation rights (SARs) to employees and directors. Its purpose is to attract and retain outstanding individuals as employees and directors of the Company and its subsidiaries and to provide them with additional incentive to expand and improve the Company’s profits by giving them the opportunity to acquire or increase their proprietary interest in the Company.

The 2017 Stock Plan succeeds the Company’s 2006 Stock Plan, which expired by its terms on May 1, 2017. A new equity compensation plan requires stockholder approval under the rules of the NASDAQ Stock Market. Until the 2017 Stock Plan is approved by stockholders, only awards of cash-settled stock units and SARs may be granted under the 2017 Stock Plan. If stockholder approval is not obtained, the provisions of the2017 Stock Plan as they pertain to all other types of awards will have no effect. If the 2017 Stock Plan receives stockholder approval, all outstanding awards that subsequently vest will be settled in shares of the Company’s common stock rather than cash.

Reasons Why Stockholders Should Approve the 2017 Stock Plan

The Company views its use of stock-based awards as an essential part of the Company’s compensation program and an important element in achieving the program’s goals. These awards help align pay with performance and allow the Company to better link the financial interests of employees and directors with stockholders. The Company also believes that equity compensation motivates employees and directors to create stockholder value because the value they realize from equity compensation is based in large part on the Company’s common stock price performance.

The 2017 Stock Plan contains certain restrictions that the Company believes further the objectives of the 2017 Stock Plan and reflect sound corporate governance principles:

●	Dividends on all stock awards and dividend equivalents on all stock unit awards are paid only to the extent the awards vest.

●	Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.

●	Shares that are used to pay the stock option or SAR exercise price or required tax withholding on any award cannot be used for future grants under the 2017 Stock Plan.

●	Repricing of stock options or SARs without stockholder approval is prohibited.

●	Awards do not automatically vest on a change in control.

●	Under its Incentive Compensation Recoupment Policy, the Company can recoup a participant’s stock compensation in the event there is a restatement of the Company’s financial statements or the participant has engaged in misconduct that results in material loss or damage to the Company.

The Company, through its Compensation Committee (the “Committee”), believes that it has prudently managed awards under the 2006 Stock Plan, giving proper consideration to the dilutive impact of equity awards on stockholder equity. The Company has not requested stockholder authorization for the issuance of shares pursuant to equity compensation plans since stockholder approval of the 2006 Stock Plan in 2007.

Description of the 2017 Stock Plan

The following is a summary of the key terms of the 2017 Stock Plan. It is qualified in its entirety by reference to the full text of the 2017 Stock Plan, which is attached as Exhibit A to this proxy statement. Stockholders are encouraged to review the 2017 Stock Plan carefully.

Plan Administration. The 2017 Stock Plan is administered by the Committee, which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” definition under section 162(m) of the Internal Revenue Code. The Committee has full authority to select the employees and directors who will receive awards under the 2017 Stock Plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards. The Committee may delegate to an officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 and are not “covered employees” as defined in Section 162(m) of the Code.

Number of Shares of Common Stock. The number of shares of our common stock that may be issued under the 2017 Stock Plan is 1,000,000. Shares issuable under the 2017 Stock Plan may be authorized but unissued shares or treasury shares. If any award granted under the 2017 Stock Plan expires, terminates or is forfeited or cancelled for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to the Company or withheld by the Company on behalf of a participant as payment for the award (including the exercise price of a stock option or SAR) or as payment for any withholding taxes due in connection with the award, or that are purchased by the Company with proceeds received from a stock option exercise, will not again be available for issuance.

The number of shares issuable under the 2017 Stock Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision or any similar corporate transaction. In each case, the Committee will make adjustments it deems necessary to preserve the intended benefits under the 2017 Stock Plan.

Of the shares available for issuance: (i) the maximum number issuable as stock options or SARs to any employee in any calendar year is 500,000; (ii) the maximum number issuable upon settlement of stock awards or stock unit awards intended to qualify as performance-based compensation under Code Section 162(m) granted to any employee in any calendar year is 150,000; and (iii) the maximum number issuable as incentive stock options is 1,000,000. As a result of the adoption of the Tax Cuts and Jobs Act of 2017, awards granted after November 2, 2017 cannot qualify as performance-based compensation under Code Section 162(m).

Eligibility. All employees and directors of the Company and its subsidiaries are eligible to receive awards under the 2017 Stock Plan. The Committee has full authority to select the eligible individuals who will receive awards under the 2017 Stock Plan. As of March __, 2018, all five non-employee directors and approximately ___ employees were eligible to participate in the 2017 Stock Plan. In 2017, 31 persons, including the named executive officers, received awards under the 2017 Stock Plan.

Performance Goals. The Committee may, in its discretion, provide that any award granted under the 2017 Stock Plan shall be subject to the attainment of performance goals. Performance goals may be based on one or more metrics including, but not limited to: return on equity; earnings or earnings per share; common stock price; return on assets; return on investment; cash flow; net income; expense management; or revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges, restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claim judgments or settlements, effect of changes in tax laws and foreign exchange gains and losses), as may be determined by the Committee.

With respect to each performance period established by the Committee, the Committee will establish performance goals relating to one or more of the business criteria identified above and targets for participants for achievement of the performance goals. The performance goals and performance targets established by the Committee may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. Following the completion of each performance period, the Committee will determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions will lapse in accordance with the terms of the applicable award agreement.

Types of Awards. The 2017 Stock Plan provides for discretionary awards of stock options, stock, stock units and SARs to selected employees and directors. Each award made under the 2017 Stock Plan will be evidenced by an award agreement specifying the terms and conditions of the award as determined by the Committee.

Stock Options. The Committee may grant non-qualified or incentive stock options to employees and non-qualified stock options to non-employee directors. The Committee may set the terms and conditions applicable to the options, including the type of option and the number of shares subject to the option, provided that (i) the exercise price of each option will not be less than the closing sales price of the common stock on the date of grant (“fair market value”); and (ii) each option will expire not later than 10 years from the date of the grant. Dividends or dividend equivalents are not paid on stock options.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all of our stock option plans) cannot exceed $100,000, and, if this limitation is exceeded, the portion of the incentive stock option that does not exceed this dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price will be 110% of the closing price of our stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option may be granted after 10 years from the date the 2017 Stock Plan was adopted.

Stock Awards. The Committee may grant shares of common stock to any participant, either for no consideration or for such appropriate consideration as the Committee determines. The Committee has the discretion to determine the number of shares awarded and the restrictions, terms and conditions of the award. Unless otherwise specified in an award agreement, the recipient of an award will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends, if any, on the shares, although dividends otherwise payable on any stock award subject to restrictions will be held by the Company and paid only to the extent the restrictions lapse. Any such dividends attributable to the portion of a stock award for which the restrictions do not lapse will be forfeited.

Stock Units. The Committee may grant stock units to any participant. Each stock unit entitles the participant to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the stock unit agreement, one share of common stock or cash equal to the fair market value of a share of common stock on the date of such event. The Committee has the discretion to determine the number of units awarded and the restrictions, terms and conditions of the award. Unless otherwise specified in an award agreement, a participant will have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any stock units prior to the date they are settled in shares of common stock. The award agreement may provide that until any restrictions lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares, although such dividend equivalents will be held by the Company and paid only to the extent the restrictions lapse.

SARs. The Committee may grant SARs to any participant. Each SAR entitles the participant to receive the difference between the fair market value of the common stock on the date of exercise of the SAR and the exercise price thereof, multiplied by the number of shares with respect to which the SAR is being exercised. Upon exercise, the SAR will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to SARs, provided that the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted, and each SAR will expire not later than ten years from the date of grant. Dividends or dividend equivalents are not paid on SARs.

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote “FOR” approval of the 2017 Stock Plan. (Proposal No. 4 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

ANNUAL REPORT TO STOCKHOLDERS

We have enclosed our 2017 annual report to stockholders with this proxy statement. The annual report includes our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC. The annual report on Form 10-K contains our audited financial statements, along with other financial information about us. We urge you to read these documents carefully.

You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

●	accessing the Financials & Filings page of our website at http://ir.houwire.com/financials.cfm and clicking on the “SEC Filings” link;

●	writing to:

Houston Wire & Cable Company — Chief Financial Officer

10201 North Loop East

Houston, Texas 77029; or

●	telephoning us at: (713) 609-2200.

You can also obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s website at http://www.sec.gov.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2019 ANNUAL MEETING

The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by us in accordance with the proxy rules. In order for any stockholder proposal to be considered for inclusion in our proxy statement to be issued in connection with our 2019 annual meeting of stockholders, that proposal must be received at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 (Attention: Chief Financial Officer), no later than November 28, 2018.

Our certificate of incorporation and by-laws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and by-laws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our Board of Directors or by our chief executive officer or the chairman of our Board of Directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting and upon giving of notice and provided that the stockholder has given to our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Specifically, our bylaws provide the following procedure in order that business may properly come before the stockholders at the annual meeting. Among other things, stockholders intending to bring business before the annual meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given no earlier than January 8, 2019 and no later than February 7, 2019. In addition, the following information must be provided in the written notice: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (3) the class and number of shares of common stock that are beneficially owned by the stockholder, (4) any material interest of the stockholder in such business and (5) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

If the stockholder proposes to nominate a person as a director, the written notice must be given no earlier than January 8, 2019 and no later than February 7, 2019 and must set forth the following information as to each proposed nominee: (1) the name, age, business address and, if known, residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares of common stock which are beneficially owned by such nominee, and (4) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to be named as a nominee and to serve as a director if elected. As to the stockholder giving the notice, the following information is required: (1) the name and address, as they appear on the Company’s books, of such stockholder and (2) the number of shares of common stock beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the SEC. Officers, directors and stockholders owning more than ten percent of our common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely upon a review of Forms 3 and 4 and any amendments furnished to us, we believe that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements during 2017, except that two Forms 4 reporting the payment of taxes by withholding shares incident to the vesting of restricted stock were filed late..

Other Information

The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be the responsibility of the Company. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefor. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Our board does not know of any other matters that are to be presented for action at the 2018 annual meeting of stockholders. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: March 28, 2018

EXHIBIT A

HOUSTON WIRE & CABLE COMPANY

2017 STOCK PLAN

Section 1.              Purpose.

The purpose of the Houston Wire & Cable Company 2017 Stock Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees and Directors of Houston Wire & Cable Company (“HWC”) and its Subsidiaries (collectively, the “Company”), and to provide such Key Employees and Directors with additional incentive to expand and improve the Company’s profits by giving them the opportunity to acquire or increase their proprietary interest in the Company.

Section 2.              Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1           “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award or an SAR Award.

2.2           “Award Agreement” means, as applicable, a Stock Option Agreement, a Stock Award Agreement, a Stock Unit Agreement or an SAR Award Agreement evidencing an Award granted under the Plan.

2.3           “Board” means HWC’s Board of Directors.

2.4           “Change in Control” has the meaning set forth in Section 9.2 hereof.

2.5           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6           “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

2.7           “Common Stock” means the Common Stock, par value $.001 per share, of HWC.

2.8           “Director” means a director of HWC.

2.9           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.10         “Fair Market Value” means, as of any date, the closing price of the Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal, Midwest Edition) on such date or, if no trading occurred on such date, the trading day immediately preceding such date.

2.11         “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 hereof that meets the requirements of Code Section 422(b) or any successor provision.

2.12         “Key Employee” means an employee of the Company selected to participate in the Plan in accordance with Section 3.

2.13         “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 that is not an Incentive Stock Option.

2.14         “Participant” means a Key Employee or Director selected to receive an Award under the Plan.

2.15         “Plan” means the Houston Wire & Cable Company 2017 Stock Plan.

2.16         “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.17         “Stock Award” means a grant of shares of Common Stock under Section 6 hereof.

2.18         “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5.

2.19         “Stock Unit” means a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.20         “Subsidiary” means an entity of which HWC is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.              Administration.

3.1           Committee.

The Plan shall be administered by the Committee, provided that the Committee must be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Code Section 162(m) and the regulations thereunder, and provided further that the Board shall administer the Plan until such time as the Board has two members who are both such non-employee directors and outside directors.

3.2           Authority of the Committee.

(a)       The Committee, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b)       The Committee may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officers of HWC as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Code Section 162(m), or to the extent prohibited by applicable law, regulation or rule of a stock exchange on which the Common Stock is listed.

(c)       The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d)      No member of the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of HWC pursuant to HWC’s Certificate of Incorporation and By-Laws.

3.3           Performance Goals.

(a)       The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Code Section 162(m).

(b)      Performance goals may be based on one or more business criteria, including, but not limited to: (i) return on equity; (ii) earnings or earnings per share; (iii) Common Stock price; (iv) return on assets; (v) return on investment; (vi) cash flow; (vii) net income; (viii) expense management; or (ix) revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges, restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claims, judgments or settlements, effects of changes in tax laws and foreign exchange gains and losses), as may be determined by the Committee. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company as a whole.

(c)       With respect to each performance period, the Committee shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Stock Award Agreement.

3.4           Award Agreements.

(a)       Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with HWC: (a) an agreement not to compete with the Company which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

(b)       An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Committee; provided that Options and SARs shall not become exercisable until at least one year following the date of grant, and the restrictions on Stock Awards and Stock Units shall not lapse for at least one year following the date of grant; and provided further that notwithstanding the foregoing, no minimum vesting schedule shall apply to Awards that result in the issuance of up to an aggregate of 5% of the shares of Common Stock reserved for issuance under Section 4 (50,000 shares).

Section 4.              Shares of Common Stock Subject to Plan.

4.1           Total Number of Shares.

(a)       The total number of shares of Common Stock that may be issued under the Plan shall be 1,000,000. Such shares may be either authorized but unissued shares or treasury shares and shall be adjusted in accordance with the provisions of Section 4.3 below.

(b)       The number of shares of Common Stock delivered by a Participant or withheld by HWC on behalf of any such Participant as full or partial payment of the exercise price of a Stock Option or any withholding taxes on any Award shall not again be available for issuance pursuant to subsequent Awards and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

(c)       If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if shares of Common Stock are issued under such Award and thereafter are reacquired by HWC pursuant to rights reserved by HWC upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company may thereafter be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

4.2           Shares Under Awards.

Of the 1,000,000 shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a)       The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in any calendar year is 500,000.

(b)       The maximum number of shares of Common Stock that may be subject to Incentive Stock Options is 1,000,000.

(c)       The maximum number of shares of Common Stock that may be used for Stock Awards or Stock Units is 1,000,000.

(d)       The maximum aggregate number of shares of Common Stock that a Key Employee may receive upon settlement of performance-based Stock Awards and Stock Units granted in any calendar year is 150,000, or in the event a Stock Unit Award is settled in cash, an amount equal to the Fair Market Value of such number of shares. For purposes of this provision, “performance-based” means Stock Awards and Stock Units intended to qualify as performance-based compensation within the meaning of Code Section 162(m).

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3.

4.3           Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of HWC or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of other Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2; and (e) any other changes that the Committee determines to be equitable under the circumstances.

Section 5.              Grants of Stock Options.

5.1           Grant.

Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants, provided that only NSOs may be granted to Directors who are not employees of the Company.

5.2           Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

5.3           Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a)       The per share exercise price of each Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted.

(b)       Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)       Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date fixed by the Committee in the Stock Award Agreement, which shall not be later than ten years after the grant date; provided however, if a Participant is unable to exercise a Stock Option because trading in the Common Stock is prohibited by law or HWC’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

5.4           Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)       The aggregate exercise price of a Key Employee’s ISOs that become exercisable for the first time during a particular calendar year shall not exceed $100,000. If this dollar limit is exceeded, the portion of the ISO that does not exceed the applicable limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b)       Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns more than 10% of the Common Stock (or stock possessing more than 10% of the total combined voting power of all classes of stock of HWC and its Subsidiaries): (i) the exercise price of the ISO shall be not less than 110% of the Fair Market Value on the ISO’s grant date; and (ii) the ISO shall expire, and all rights to purchase Common Stock thereunder shall expire, no later than the fifth anniversary of the ISO’s grant date.

(c)       No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of HWC.

5.5           Exercise of Stock Options.

(a)       A Participant entitled to exercise a Stock Option may do so by delivering written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of HWC.

(b)       The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(i)       in cash;

(ii)      in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to HWC the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii)     by directing HWC to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the Stock Option exercise price; or

(iv)    by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c)       As soon as reasonably practicable after such exercise, HWC shall issue, in the name of the Participant, the total number of full shares of Common Stock issuable pursuant to the exercise of any Stock Option and cash in an amount equal to the Fair Market Value as of the date of exercise of any resulting fractional share.

(d)       HWC shall issue, in the name of the Participant, the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale. If a grant of a Stock Award is represented by stock certificates, such certificates shall be held by the Secretary of HWC until such time as the Common Stock is forfeited, resold to HWC, or the restrictions lapse.

Section 6.              Stock Awards.

6.1           Grant.

The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

6.2           Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a)       Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)       The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)       Subject to the provisions of subsection (b) hereof and the restrictions set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of such shares and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions, HWC shall accumulate and hold such dividends or distributions, and the accumulated dividends or other distributions shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

Section 7.              Stock Units.

7.1           Grant.

The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Agreement, one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event, as provided in the Stock Unit Agreement; provided that until stockholders of HWC approve the Plan, the settlement of any Stock Units shall be made in cash.

7.2           Stock Unit Agreement.

Each grant of Stock Units to a Participant under this Section 7 shall be evidenced by a Stock Unit Agreement, which shall specify the restrictions, if any, terms and conditions established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)       The restrictions to which the Stock Units awarded hereunder may be subject shall lapse as set forth in the Stock Unit Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Stock Units held by a Participant in the event of a such Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(b)      Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. A Stock Unit Agreement may provide that, until the Stock Units are settled in shares of Common Stock or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Common Stock, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions, HWC shall accumulate and hold such amounts, and the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c)       Upon settlement of Stock Units in Common Stock, HWC shall issue, in the name of the Participant, a number of shares of Common Stock equal to the number of Stock Units being settled.

Section 8.              SARs.

8.1           Grant.

The Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from HWC the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause HWC to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2           SAR Agreement.

(a)       Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had the Participant held the shares of Common Stock subject to an unexercised SAR.

(b)       The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c)       Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the SAR Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or HWC’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d)      Each SAR shall become exercisable as provided in the SAR Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(e)       A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, HWC shall (i) issue, in the name of the Participant, the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes HWC to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

Section 9.              Change in Control.

9.1           Effect of a Change in Control.

Notwithstanding any provisions in the Plan or Award Agreement, upon a Change in Control of HWC, the Committee is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to (a) provide that (i) all outstanding Awards shall become fully vested and exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Awards shall be deemed settled at the target level (or actual level, if higher); (b) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (c) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (d) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control. If any Award is assumed or continued after the Change in Control, the vesting and restriction provisions shall be continued, provided that the Committee may in the Award Agreement provide for accelerated vesting and lapse of restrictions if the Participant’s employment terminates following the Change in Control.

9.2           Definition of Change in Control.

“Change in Control” shall mean the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

(a)       Any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity (other than HWC or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of HWC representing 25% or more of the combined voting power of HWC’s then outstanding securities entitled to vote generally in the election of directors;

(b)       HWC is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of HWC’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of HWC’s outstanding securities entitled to vote generally in the election of directors;

(c)       HWC sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of HWC’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of HWC’s outstanding securities entitled to vote generally in the election of directors; or

(d)       During any period of two consecutive years or less (not including any period prior to the approval of the Plan by the Board), individuals who at the beginning of such period constituted the Board (and any new Directors, whose appointment or election by the Board or nomination for election by HWC’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

Section 10.            Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, HWC shall require the Participant to pay HWC the minimum amount of the tax required to be withheld, and in HWC’s sole discretion, HWC may permit the Participant to pay up to the maximum individual statutory rate of applicable withholding. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)       in cash;

(b)       in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to HWC the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c)       by directing HWC to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the amount of tax to be withheld; or

(d)       by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value equal to the amount to be withheld.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the withholding taxes.

Section 11.            Postponement.

The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Committee in its sole discretion may deem necessary in order to permit HWC:

(a)       to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b)       to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c)       to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and HWC shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither HWC nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 12.            Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a)       by will or by the laws of descent and distribution;

(b)       pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c)       as permitted by the Committee with respect to a NSO transferable by the Participant during his lifetime.

In each case, the terms and conditions applicable to the transferability of the Award shall be established by the Committee.

Section 13.            Stock Certificates; Uncertificated Shares.

Shares of Common Stock issued pursuant to the settlement of an Award shall be represented by stock certificates or issued on an uncertificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of HWC’s transfer agent; provided, however, that upon the written request of the Participant, HWC shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock.

Section 14.            Termination or Amendment of Plan and Award Agreements.

14.1         Termination or Amendment of Plan.

(a)       Subject to Section 14.3, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of HWC, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)       The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

14.2         Amendment of Award Agreements.

The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

14.3         No Repricing of Stock Options or SARs.

Notwithstanding the foregoing and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company.

Section 15.            No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 16.            Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Code Section 422 and regulations issued thereunder.

Section 17.            Effective Date and Term of Plan.

17.1         Effective Date.

The Plan has been adopted by the Board, and is effective, as of August 4, 2017; provided that until the Plan is approved by the stockholders of HWC at HWC’s annual meeting of stockholders to be held on May 8, 2018 and any adjournment or postponement thereof, only Stock Unit Awards and SARs may be granted and such Awards must be settled in cash. If the Plan is not so approved by the stockholders, the provisions of the Plan as they pertain to all other Awards shall have no effect. Upon stockholder approval of the Plan, any outstanding Stock Unit Awards and SARs shall be settled in shares of Common Stock.

17.2         Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date as determined in Section 17.1 above.